Exhibit 99.1

Acutus Medical Reports Third Quarter 2023 Financial Results

CARLSBAD, Calif., November 8, 2023 (GLOBE NEWSWIRE) — Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB) today reported results for the third quarter of 2023.

Recent Highlights:

•	Third quarter revenue of $5.2 million grew 44% year-over-year, led by strong growth in distribution revenue from sales of left-heart access products to Medtronic

•	Registered significant year-over-year reductions in both GAAP and non-GAAP operating expenses and cash burn, resulting from disciplined focus on expense management

•	Announced strategic realignment of resources and corporate restructuring with the objective of optimizing financial position and maximizing free cash flow

Third Quarter 2023 Financial Results
Revenue was $5.2 million for the third quarter of 2023, an increase of 44% compared to $3.6 million for the third quarter of 2022. The improvement over the same quarter last year was primarily driven by sales through the Company’s distribution agreement with Medtronic, higher capital sales, and increases in service, rent and other revenue.

Gross margin on a GAAP basis was negative 64% for the third quarter of 2023 compared to negative 91% for the same quarter last year. Non-GAAP gross margin was negative 60% for the third quarter of 2023 compared to negative 109% for the same quarter last year. The improvement on both a GAAP and non-GAAP basis was driven by higher production volumes primarily related to left-heart access manufacturing, lower manufacturing variances, and reduced manufacturing overhead expenses.

Operating expenses, consisting of research and development and selling, general and administrative expenses on a GAAP basis were $12.2 million for the third quarter of 2023 compared to $15.6 million for the same quarter last year. Non-GAAP operating expenses were $11.1 million for the third quarter of 2023 compared to $15.2 million for the same quarter last year. The decrease in operating expenses on both a GAAP and Non-GAAP basis resulted from reduced discretionary spend, and the reprioritization of certain research and development programs.

Net loss on a GAAP basis was $13.2 million for the third quarter of 2023 and net loss per share was $0.45 on a weighted average basic and diluted outstanding share count of 29.3 million, compared to a net loss of $20.4 million and a net loss per share of $0.72 on a weighted average basic and diluted outstanding share count of 28.4 million for the same quarter last year. Non-GAAP net loss for the third quarter of 2023 was $15.2 million, or $0.52 per share, compared to non-GAAP net loss of $20.0 million, or $0.70 per share, for the third quarter of 2022.

Cash, cash equivalents, marketable securities and restricted cash were $45.5 million as of September 30, 2023.

Outlook
Due to the announced plan to realign resources to support the left-heart access distribution business and exit from the electrophysiology mapping and ablation businesses, the Company will no longer provide financial guidance.

Non-GAAP Financial Measures
This press release includes references to non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP basic and diluted net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, and all non-GAAP figures provided herein adjust for stock-based compensation, amortization of acquisition-related intangibles, employee retention credit, restructuring charges, changes in the fair value of contingent consideration, gain on sale of business, and change in fair value of warrant liability (as applicable). To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.

About Acutus
Acutus is focused on the production of left-heart access products under its distribution agreement with Medtronic, Inc. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, successful completion of the Company’s restructuring plan, continued acceptance of the Company’s left-heart access products in the marketplace, the effect of global economic conditions on the ability and willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the Company’s ability to maintain its listing on Nasdaq, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Chad Hollister
Acutus Medical, Inc.
investors@acutus.com

ACUTUS MEDICAL, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,100	$25,584
Marketable securities, short-term	14,375	44,863
Restricted cash, short-term	7,015	5,764
Accounts receivable	8,952	21,085
Inventory	15,728	13,327
Employer retention credit receivable	—	4,703
Prepaid expenses and other current assets	2,467	2,541
Total current assets	72,637	117,867

Property and equipment, net	6,611	9,221
Right-of-use asset, net	3,359	3,872
Intangible assets, net	1,433	1,583
Other assets	688	897
Total assets	$84,728	$133,440

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,754	$4,721
Accrued liabilities	7,438	9,686
Contingent consideration, short-term	—	1,800
Operating lease liabilities, short-term	707	319
Warrant liability	1,868	3,346
Total current liabilities	14,767	19,872

Operating lease liabilities, long-term	3,462	4,103
Long-term debt	34,761	34,434
Other long-term liabilities	32	12
Total liabilities	53,022	58,421

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 6,666 shares of the preferred stock, designated as Series A Common Equivalent Preferred Stock, are issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 260,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 29,289,934 and 28,554,656 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	29	29
Additional paid-in capital	598,842	594,173
Accumulated deficit	(566,212)	(518,314)
Accumulated other comprehensive loss	(953)	(869)
Total stockholders' equity	31,706	75,019
Total liabilities and stockholders' equity	$84,728	$133,440

ACUTUS MEDICAL, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Revenue	$5,238	$3,644	$14,696	$11,401
Cost of products sold	8,595	6,951	23,447	23,589
Gross profit	(3,357)	(3,307)	(8,751)	(12,188)

Operating expenses (income):
Research and development	4,795	5,946	17,712	21,884
Selling, general and administrative	7,432	9,679	26,280	38,207
Goodwill impairment	—	—	—	12,026
Restructuring	—	1,331	475	2,280
Change in fair value of contingent consideration	—	198	123	1,153
Gain on sale of business	(2,648)	—	(5,927)	(43,575)
Total operating expenses	9,579	17,154	38,663	31,975
Loss from operations	(12,936)	(20,461)	(47,414)	(44,163)

Other income (expense):
Loss on debt extinguishment	—	—	—	(7,947)
Change in fair value of warrant liability	636	904	1,478	904
Interest income	547	241	2,223	292
Interest expense	(1,409)	(1,109)	(4,110)	(3,810)
Total other income (expense), net	(226)	36	(409)	(10,561)
Loss before income taxes	(13,162)	(20,425)	(47,823)	(54,724)
Income tax expense	75	—	75	—
Net loss	$(13,237)	$(20,425)	$(47,898)	$(54,724)

Other comprehensive income (loss):
Unrealized gain on marketable securities	4	39	7	—
Foreign currency translation adjustment	(66)	(351)	(91)	(904)
Comprehensive loss	$(13,299)	$(20,737)	$(47,982)	$(55,628)

Net loss per common share, basic and diluted	$(0.45)	$(0.72)	$(1.65)	$(1.93)
Weighted average shares outstanding, basic and diluted	29,262,768	28,359,516	29,024,353	28,273,207

ACUTUS MEDICAL, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(47,898)	$(54,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,498	4,653
AcQMap Systems converted to sales	238	266
Sales-type lease gain	(310)	(87)
Amortization of intangible assets	150	370
Non-cash stock-based compensation expense	4,915	7,497
(Accretion of discounts) amortization of premiums on marketable securities, net	(1,318)	237
Amortization of debt issuance cost	325	741
Amortization of operating lease right-of-use assets	513	480
Loss on debt extinguishment	—	7,947
Goodwill impairment	—	12,026
Gain on sale of business, net	(5,927)	(43,575)
Direct costs paid related to sale of business	—	(2,917)
Change in fair value of warrant liability	(1,478)	(904)
Loss on disposal of property and equipment	268	—
Change in fair value of contingent consideration	123	1,153
Changes in operating assets and liabilities:
Accounts receivable	1,244	420
Inventory	(2,401)	1,812
Employer retention credit receivable	4,703	—
Prepaid expenses and other current assets	420	(4,296)
Other assets	495	386
Accounts payable	(2)	(2,929)
Accrued liabilities	(2,430)	(179)
Operating lease liabilities	(253)	(390)
Other long-term liabilities	20	(40)
Net cash used in operating activities	(45,105)	(72,053)

Cash flows from investing activities
Proceeds from sale of business	17,000	50,000
Purchases of available-for-sale marketable securities	(38,521)	(33,235)
Sales of available-for-sale marketable securities	—	18,599
Maturities of available-for-sale marketable securities	70,250	59,642
Purchases of property and equipment	(1,394)	(2,473)
Net cash provided by investing activities	47,335	92,533

Cash flows from financing activities
Repayment of debt	—	(44,550)
Penalty fees paid for early prepayment of debt	—	(1,063)
Borrowing under new debt	—	34,825
Payment of debt issuance costs	—	(626)
Proceeds from the exercise of stock options	4	66
Repurchase of common shares to pay employee withholding taxes	(275)	(62)
Proceeds from employee stock purchase plan	25	182
Payment of contingent consideration	(1,923)	(873)
Net cash used in financing activities	(2,169)	(12,101)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(294)	(447)

Net change in cash, cash equivalents and restricted cash	(233)	7,932
Cash, cash equivalents and restricted cash, at the beginning of the period	31,348	24,221
Cash, cash equivalents and restricted cash, at the end of the period	$31,115	$32,153

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,731	$3,101

	Nine Months Ended September 30,
	2023	2022
	(unaudited)
Supplemental disclosure of noncash investing and financing activities:
Accounts receivable from sale of business	$6,111	$—
Change in unrealized (gain) loss on marketable securities	$(7)	$—
Change in unpaid purchases of property and equipment	$35	$48
Contingent consideration escrow release	$—	$380
Net book value on AcQMap system sales-type leases	$238	$244
Amount of debt proceeds allocated to warrant liability	$—	$3,379

ACUTUS MEDICAL, INC.

Reconciliation of GAAP Results to Non-GAAP Results

(in thousands)

(unaudited)

Three Months Ended September 30, 2023	Cost of Products Sold	Research and Development	Selling, General and Administrative	Loss from Operations	Other Expense, Net	Net Loss	Basic and Diluted EPS
Reported	$8,595	$4,795	$7,432	$(12,936)	$(226)	$(13,237)	$(0.45)
Amortization of acquired intangibles	(50)	—	—	50	—	50	—
Stock-based compensation	(146)	(317)	(815)	1,278	—	1,278	0.04
Change in fair value of warrant liability	—	—	—	—	(636)	(636)	(0.02)
Change in fair value of contingent consideration	—	—	—	—	—	—	0.00
Gain on sale of business	—	—	—	(2,648)	—	(2,648)	(0.09)
Adjusted	$8,399	$4,478	$6,617	$(14,256)	$(862)	$(15,193)	$(0.52)

Three Months Ended September 30, 2022	Cost of Products Sold	Research and Development	Selling, General and Administrative	Loss from Operations	Other Income (Expense), Net	Net Loss	Basic and Diluted EPS
Reported	$6,951	$5,946	$9,679	$(20,461)	$36	$(20,425)	$(0.72)
Amortization of acquired intangibles	(50)	—	—	50	—	50	—
Stock-based compensation	(93)	(349)	(1,442)	1,884	—	1,884	0.07
Change in fair value of warrant liability	—	—	—	—	(904)	(904)	(0.03)
Change in fair value of contingent consideration	—	—	—	198	—	198	0.01
Restructuring	—	—	—	1,331	—	1,331	0.05
Employee retention credit	813	414	919	(2,146)	—	(2,146)	(0.08)
Adjusted	$7,621	$6,011	$9,156	$(19,144)	$(868)	$(20,012)	$(0.70)

ACUTUS MEDICAL, INC.

Key Business Metrics

(unaudited)

Installed Base and Procedure Volumes

The total installed base which includes AcQMap Systems as of September 30, 2023 and 2022 are as follows:

	As of September 30,
	2023	2022
Acutus
U.S.	26	32
Outside the U.S.	56	42
Total Acutus net system placements	82	74

Procedure volumes for the three and nine months ended September 30, 2023 and 2022 are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Procedure volumes	531	441	1,566	1,389

Revenue

The following table sets forth the Company’s revenue for disposables, systems and service/other for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Disposables	$4,069	$2,857	$11,409	$9,402
Systems	563	476	1,254	823
Service / other	606	311	2,033	1,176
Total revenue	$5,238	$3,644	$14,696	$11,401

The following table presents revenue by geographic location for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
United States	$3,347	$1,925	$8,720	$5,985
Outside the United States	1,891	1,719	5,976	5,416
Total revenue	$5,238	$3,644	$14,696	$11,401